UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported)
November 21, 2022
NantHealth, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-37792	27-3019889
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3000 RDU Drive, Suite 200
Morrisville, North Carolina 27560
(Address of principal executive offices) (Zip Code)
Registrant’s telephone number, including area code: (855) 949-6268

Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	NH	Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §(§230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §(§240.12b-2).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the Registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.   ☐

Item 1.01	Entry into a Material Definitive Agreement.
Subordinated Promissory Note with Nant Capital, LLC

On November 21, 2022, NantHealth, Inc. (the “Company”) entered into an unsecured subordinated promissory note (the “Nant Capital Note”) with Nant Capital, LLC, a Delaware limited liability company (“Nant Capital”), whereby Nant Capital loaned $7,000,000 to the Company. Nant Capital is an entity affiliated with Dr. Patrick Soon-Shiong, our Chairman of the Board of Directors and Chief Executive Officer. The Nant Capital Note contains an interest rate equal to the Term Secured Overnight Financing Rate (“Term SOFR”) plus 8.5% per annum, compounded annually and a maturity date of October 31, 2026. The Nant Capital Note also contains semiannual interest payments due on April 15 and October 15 of each year. The payment of the Nant Capital Note shall be subordinated and subject in right of payment to the prior payment in full of all Senior Debt (as defined in the Nant Capital Note).

The description of the related-party Nant Capital Note contained herein is qualified in its entirety by reference to the Nant Capital Note attached hereto as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

See Item 1.01 above for a discussion of the Nant Capital Note.

In addition, the Company notes that the existing $125,000,000 demand promissory note with Nant Capital expires on December 31, 2022, and there can be no assurance that Nant Capital will renew the demand promissory note and that the Company will be able to find alternative financing sources after that time.

In the fourth quarter of 2022, the Company has received an aggregate of $11,000,000 in gross proceeds for working capital from Dr. Soon-Shiong and his affiliates pursuant to the Nant Capital Note and the unsecured subordinated promissory note with Airstrip Technologies, Inc. (the “Airstrip Note,” and together with the Nant Capital Note, the “Notes”), which was previously disclosed by the Company on a Form 8-K filed with the Securities and Exchange Commission on October 6, 2022. The Company believes that the Notes together with other anticipated sources of capital will enable it to fund the Company’s liquidity needs through the fourth quarter of 2022 and beyond. In addition, the Company’s existing $125,000,000 demand promissory note with Nant Capital expires on December 31, 2022, and there can be no assurance that Nant Capital will renew the demand promissory note or that the Company will be able to find alternative financing on terms that are satisfactory to the Company or at all.

Forward-Looking Statements:

In addition to historical information, this Current Report on Form 8-K contains or may imply forward-looking statements within the meaning of the federal securities laws, such as any implication regarding the Company’s ability to obtain, or its current anticipated ability to raise, additional capital and its future business and financial performance. Such forward-looking statements include projections regarding the Company’s beliefs and expectations about future performance and, in some cases, may be identified by words like “anticipate,” “assume,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “potential,” “predict,” “project,” “future,” “will,” “seek” and similar terms or phrases. These statements are based on the Company’s beliefs and assumptions, which in turn are based on information available as of the date of this Current Report on Form 8-K. Forward-looking statements involve known and unknown risks and uncertainties, which could cause actual results to differ materially from those contained in any forward-looking statement and could harm the Company’s business, prospects, results of operations, liquidity and financial condition and cause its stock price to decline significantly. Many of these factors are beyond the Company’s ability to control or predict. Important factors that could cause the Company’s actual results to differ materially from those indicated in the forward-looking statements include, among others: the ability to meet the Company's liquidity needs, changes in the Company’s future capital needs, the Company’s ability to continue to generate sufficient cash, the Company’s ability to repay its outstanding indebtedness and other macroeconomic, political, and regulatory developments, and the events and risks referenced in the sections titled "Risk Factors" in the Company’s Annual Report on Form 10-K for the year ended December 31, 2021 and subsequent Quarterly Reports on Form 10-Q and in other documents filed or furnished with the Securities and Exchange Commission. As a result of these factors, actual results may differ materially from those indicated or implied by forward-looking statements. Our forward-looking statements do not reflect the potential impact of any acquisitions, mergers, dispositions, business development transactions, joint ventures or investments we may enter into or make in the future. Given these uncertainties, you should not place undue reliance on these forward-looking statements. These forward-looking statements are made only as of the date hereof and the Company undertakes no obligation to update or revise publicly any forward-looking statements, except as required by law. New factors emerge from time to time, and it is not possible for us to predict all such factors.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
10.1	Subordinated Promissory Note by and between the Company and Nant Capital, LLC dated as of November 21, 2022.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NantHealth, Inc.

Date:	November 28, 2022	By:	/s/ Bob Petrou
Bob Petrou
Chief Financial Officer